UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2009

HAWKER BEECHCRAFT ACQUISITION

COMPANY, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-147828	71-1018770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10511 East Central, Wichita, KS	67206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (316) 676-7111

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Hawker Beechcraft Acquisition Company, LLC and Hawker Beechcraft Notes Company (together, the “Company”) announced today amendments to the Company’s previously announced cash tender offer (the “Tender Offer”). The Company is increasing the Maximum Tender Amount for its outstanding 8.875%/9.625% Senior PIK-Election Notes due 2015, 9.75% Senior Subordinated Notes due 2017 and 8.5% Senior Fixed Rate Notes due 2015 (collectively, the “Notes”) from $100 million to $150 million. The Company is also extending the Early Tender Premium deadline from 5:00 p.m., New York City time, on May 18, 2009 (the “Early Tender Date”) to 12:00 midnight, New York City time, on Tuesday June 2, 2009, unless extended or earlier terminated (such date and time, as the same may be extended, the “Expiration Date”). All other terms of the Tender Offer remain unchanged.

A copy of the Company’s press release announcing the amendments to the Tender Offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference. All capitalized terms used but not defined in this Form 8-K shall have the meanings ascribed to them in the Offer to Purchase.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed to be incorporated by reference into any filing under the Securities Act of 1933, except as set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated May 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By:	/s/ Sidney E. Anderson
Sidney E. Anderson, Vice President and Chief Financial Officer

Dated: May 19, 2009